EXHIBIT 23








CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-109616 of General Motors Corporation on Form S-8 of our report dated June 30, 2005, appearing in this Annual Report on Form 11-K of General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2004.







/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP


Detroit, Michigan
June 30, 2005































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